FINANCIAL STATEMENTS AND
REPORT OF INDEPENDENT CERTIFIED
PUBLIC ACCOUNTANTS

CAMCO FINANCIAL CORPORATION 401(K)
SALARY SAVINGS PLAN

December 31, 1998, 1997 and 1996

                                    CONTENTS


                                                                         Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                          3

FINANCIAL STATEMENTS

  STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS                      4

  STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR
    PLAN BENEFITS                                                           6

  NOTES TO FINANCIAL STATEMENTS                                             9


SUPPLEMENTAL INFORMATION

  SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES                          14

  SCHEDULE OF REPORTABLE TRANSACTIONS                                      15

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Trustees
Camco Financial Corporation 401(k) Salary Savings Plan


We have audited the accompanying statements of net assets available for plan benefits of Camco Financial Corporation 401(k) Salary Savings Plan as of December 31, 1998 and 1997, and the related statements of changes in net assets available for plan benefits for the years ended December 31, 1998, 1997 and 1996. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1998 and 1997, and the changes in net assets available for plan benefits for the years ended December 31, 1998, 1997 and 1996, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/GRANT THORNTON LLP

Cincinnati, Ohio
February 19, 1999


             Camco Financial Corporation 401(k) Salary Savings Plan

              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                                December 31, 1998


                                           Fidelity                             Vanguard    Vanguard    Cambridge
                                          Blue Chip                Templeton       Index  Wellington      Savings
                                             Growth        Acorn     Foreign       Trust    Balanced Certificates
         ASSETS                                Fund         Fund        Fund        Fund        Fund   of Deposit
Investments at current value:
  Common stock                             $     -    $       -     $     -   $       -     $     -      $     -
  Mutual funds                              639,824    1,257,233     215,383   1,040,260     543,220           -
  Certificates of deposit                        -            -           -           -           -       914,191
  U.S. Treasury obligations                      -            -           -           -           -        32,300
  Notes receivable                               -            -           -           -           -            -
                                            -------    ---------     -------   ---------     -------      -------
         Total investments                  639,824    1,257,233     215,383   1,040,260     543,220      946,491

Accrued interest receivable                     105          217          35         169         116       12,632
Contribution receivable - employer            1,535        3,350       1,323       2,839       1,635          968
Contribution receivable - participants'       3,462        6,645       2,237       5,555       2,857        1,989
                                            -------    ---------     -------   ---------     -------      -------
         Total receivable                     5,102       10,212       3,595       8,563       4,608       15,589

Cash and cash equivalents                        -            -           -           -           -             4
                                            -------    ---------     -------   ---------     -------      -------

Net assets available for Plan benefits     $644,926   $1,267,445    $218,978  $1,048,823    $547,828     $962,084
                                            =======    =========     =======   =========     =======      =======


                                                          Camco
                                                      Financial
                                             Loan   Corporation
         ASSETS                              Fund         Stock        Total
Investments at current value:
  Common stock                            $    -     $2,225,153   $2,225,153
  Mutual funds                                 -             -     3,695,920
  Certificates of deposit                      -             -       914,191
  U.S. Treasury obligations                    -          6,220       38,520
  Notes receivable                         77,226            -        77,226
                                           ------     ---------   ----------
         Total investments                 77,226     2,231,373    6,951,010

Accrued interest receivable                    -            373       13,647
Contribution receivable - employer             -          9,557       21,207
Contribution receivable - participants'        -         16,876       39,621
                                           ------     ---------   ----------
         Total receivable                      -         26,806       74,475

Cash and cash equivalents                      -              5            9
                                           ------     ---------   ---------

Net assets available for Plan benefits    $77,226    $2,258,184   $7,025,494
                                           ======     =========    =========



The accompanying notes are an integral part of these statements.

             Camco Financial Corporation 401(k) Salary Savings Plan

        STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS (CONTINUED)

                                December 31, 1997


                                                Fidelity                                Vanguard      Vanguard       Cambridge
                                               Blue Chip                  Templeton        Index    Wellington         Savings
                                                  Growth        Acorn       Foreign        Trust      Balanced    Certificates
         ASSETS                                     Fund         Fund          Fund         Fund          Fund      of Deposit
Investments at current value:
  Common stock                                  $     -    $       -       $     -      $     -       $     -         $     -
  Mutual funds                                   379,213    1,019,827       340,484      754,594       482,109              -
  Certificates of deposit                             -            -             -            -             -          921,297
  U.S. Treasury obligations                        6,900       90,900         2,500        8,800            -            9,200
  Notes receivable                                    -            -             -            -             -               -
                                                 -------    ---------       -------      -------       -------         -------
         Total investments                       386,113    1,110,727       342,984      763,394       482,109         930,497

Accrued interest receivable                           34          168            15           52            33          14,280
Contribution receivable - employer                 1,456        2,952           966        1,754         1,374           1,070
Contribution receivable - participants'            2,467        5,897         1,831        3,498         2,994           1,841
                                                 -------    ---------       -------      -------       -------         -------
         Total receivable                          3,957        9,017         2,812        5,304         4,401          17,191

Cash and cash equivalents                             18           88         5,815           81            -                7
                                                 -------    ---------       -------      -------       -------         -------

Net assets available for Plan benefits          $390,088   $1,119,832      $351,611     $768,779      $486,510        $947,695
                                                 =======    =========       =======      =======       =======         =======

                                                              Camco
                                                          Financial
                                                 Loan   Corporation
         ASSETS                                  Fund         Stock        Total
Investments at current value:
  Common stock                                $    -       $908,642   $  908,642
  Mutual funds                                     -             -     2,976,227
  Certificates of deposit                          -             -       921,297
  U.S. Treasury obligations                        -             -       118,300
  Notes receivable                             51,106            -        51,106
                                               ------       -------    ---------
         Total investments                     51,106       908,642    4,975,572

Accrued interest receivable                        -             46       14,628
Contribution receivable - employer                 -          2,173       11,745
Contribution receivable - participants'            -          3,931       22,459
                                               ------       -------    ---------
         Total receivable                          -          6,150       48,832

Cash and cash equivalents                          -             38        6,047
                                               ------       -------    ---------

Net assets available for Plan benefits        $51,106      $914,830   $5,030,451
                                               ======       =======    =========




The accompanying notes are an integral part of these statements.

             Camco Financial Corporation 401(k) Salary Savings Plan

         STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                      For the year ended December 31, 1998


                                                   Fidelity                                          Vanguard            Vanguard
                                                  Blue Chip                        Templeton            Index          Wellington
                                                     Growth          Acorn           Foreign            Trust            Balanced
                                                       Fund           Fund              Fund             Fund                Fund
Additions to net assets attributed to:
  Interest and dividends                           $ 24,321     $   76,077          $ 25,158       $   15,590            $ 60,227
  Net appreciation (depreciation)                   119,242          4,635           (37,118)         203,984               2,982

  Contributions - employer                           28,836         73,969            19,571           49,507              34,110
  Contributions - participants'                      37,296         78,935            22,335           53,656              33,889
  Rollovers                                          28,714         26,122             3,532           27,249              14,798
                                                    -------      ---------           -------        ---------             -------
         Total contributions                         94,846        179,026            45,438          130,412              82,797
                                                    -------      ---------           -------        ---------             -------

         Total additions                            238,409        259,738            33,478          349,986             146,006

Deductions from net assets attributed to:
  Benefit payments                                   16,968         20,536             5,161           16,666              14,091
                                                    -------      ---------           -------        ---------             -------

Net increase before transfers                       221,441        239,202            28,317          333,320             131,915

Interfund transfers                                  33,397        (91,589)         (160,950)         (53,276)            (70,597)
                                                    -------      ---------           -------        ---------             -------

Net increase (decrease)                             254,838        147,613          (132,633)         280,044              61,318

Net assets available for plan benefits:
  Beginning of year                                 390,088      1,119,832           351,611          768,779             486,510
                                                    -------      ---------           -------        ---------             -------

  End of year                                      $644,926     $1,267,445          $218,978       $1,048,823            $547,828
                                                    =======      =========           =======        =========             =======

                                                      Cambridge                              Camco
                                                        Savings                          Financial
                                                   Certificates           Loan         Corporation
                                                     of Deposit           Fund               Stock             Total
Additions to net assets attributed to:
  Interest and dividends                               $ 55,136        $ 6,337          $   36,364        $  299,210
  Net appreciation (depreciation)                            -              -              (61,627)          232,098

  Contributions - employer                               28,896             -              246,798           481,687
  Contributions - participants'                          23,274             -              140,404           389,789
  Rollovers                                              32,126             -              589,542           722,083
                                                        -------         ------           ---------         ---------
         Total contributions                             84,296             -              976,744         1,593,559
                                                        -------         ------           ---------         ---------

         Total additions                                139,432          6,337             951,481         2,124,867

Deductions from net assets attributed to:
  Benefit payments                                       32,746          2,832              20,824           129,824
                                                        -------         ------           ---------         ---------

Net increase before transfers                           106,686          3,505             930,657         1,995,043

Interfund transfers                                     (92,297)        22,615             412,697                -
                                                        -------         ------           ---------         ---------

Net increase (decrease)                                  14,389         26,120           1,343,354         1,995,043

Net assets available for plan benefits:
  Beginning of year                                     947,695         51,106             914,830         5,030,451
                                                        -------         ------           ---------         ---------

  End of year                                          $962,084        $77,226          $2,258,184        $7,025,494
                                                        =======         ======           =========         =========

The accompanying notes are an integral part of these statements.
                                        6

             Camco Financial Corporation 401(k) Salary Savings Plan

   STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS (CONTINUED)

                      For the year ended December 31, 1997


                                                    Fidelity                                          Vanguard            Vanguard
                                                   Blue Chip                        Templeton            Index          Wellington
                                                      Growth          Acorn           Foreign            Trust            Balanced
                                                        Fund           Fund              Fund             Fund                Fund
Additions to net assets attributed to:
  Interest and dividends                            $ 18,259     $  105,412          $ 38,637         $ 14,879            $ 39,372
  Net appreciation (depreciation)                     56,199        115,963           (20,679)         156,286              44,272

  Contributions - employer                            13,967         35,181            12,908           20,512              16,788
  Contributions - participants'                       24,143         70,151            23,900           38,992              30,116
  Rollovers                                          186,552        190,024           120,898          215,180             137,732
                                                     -------      ---------           -------          -------             -------
         Total contributions                         224,662        295,356           157,706          274,684             184,636
                                                     -------      ---------           -------          -------             -------

         Total additions                             299,120        516,731           175,664          445,849             268,280

Deductions from net assets attributed to:
  Benefit payments                                     5,829         18,608            13,586           21,755               5,439
                                                     -------      ---------           -------          -------             -------

Net increase before transfers                        293,291        498,123           162,078          424,094             262,841

Interfund transfers                                  (22,659)         6,403            17,035           56,018             (14,494)
                                                     -------      ---------           -------          -------             -------

Net increase (decrease)                              270,632        504,526           179,113          480,112             248,347

Net assets available for plan benefits:
  Beginning of year                                  119,456        615,306           172,498          288,667             238,163
                                                     -------      ---------           -------          -------             -------

  End of year                                       $390,088     $1,119,832          $351,611         $768,779            $486,510
                                                     =======      =========           =======          =======             =======

                                                     Cambridge                              Camco
                                                       Savings                          Financial
                                                  Certificates           Loan         Corporation
                                                    of Deposit           Fund               Stock             Total
Additions to net assets attributed to:
  Interest and dividends                              $ 49,367        $ 5,768            $ 14,699        $  286,393
  Net appreciation (depreciation)                           -              -              351,004           703,045

  Contributions - employer                              14,753             -               26,536           140,645
  Contributions - participants'                         20,795             -               46,779           254,876
  Rollovers                                            531,912             -              231,235         1,613,533
                                                       -------         ------             -------         ---------
         Total contributions                           567,460             -              304,550         2,009,054
                                                       -------         ------             -------         ---------

         Total additions                               616,827          5,768             670,253         2,998,492

Deductions from net assets attributed to:
  Benefit payments                                      21,676          1,211               3,854            91,958
                                                       -------         ------             -------         ---------

Net increase before transfers                          595,151          4,557             666,399         2,906,534

Interfund transfers                                    (25,536)       (12,361)             (4,406)               -
                                                       -------         ------             -------         ---------

Net increase (decrease)                                569,615         (7,804)            661,993         2,906,534

Net assets available for plan benefits:
  Beginning of year                                    378,080         58,910             252,837         2,123,917
                                                       -------         ------             -------         ---------

  End of year                                         $947,695        $51,106            $914,830        $5,030,451
                                                       =======         ======             =======         =========

The accompanying notes are an integral part of these statements.
                                        7

             Camco Financial Corporation 401(k) Salary Savings Plan

   STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS (CONTINUED)

                      For the year ended December 31, 1996


                                                                  Fidelity                                          Vanguard
                                                 Peoples         Blue Chip                        Templeton            Index
                                                Balanced            Growth          Acorn           Foreign            Trust
                                                    Fund              Fund           Fund              Fund             Fund
Additions to net assets attributed to:
  Interest and dividends                       $      -           $  7,901       $ 58,185          $  7,462         $  6,997
  Net appreciation (depreciation)                     -              3,229         43,997            15,438           42,486

  Contributions - employer                            -              6,295         21,198             9,201           12,368
  Contributions - participants'                       -             10,735         58,191            22,516           30,561
  Rollovers                                           -             18,058         14,665             6,339            9,852
                                                 -------           -------        -------           -------          -------
         Total contributions                          -             35,088         94,054            38,056           52,781
                                                 -------           -------        -------           -------          -------

         Total additions                              -             46,218        196,236            60,956          102,264

Deductions from net assets attributed to:
  Benefit payments                                    -                 -          19,789             5,636            6,224
                                                 -------           -------        -------           -------          -------

Net increase (decrease) before transfers              -             46,218        176,447            55,320           96,040

Interfund transfers                             (238,221)           73,238           (318)           13,112           (7,781)
                                                 -------           -------        -------           -------          -------

Net increase (decrease)                         (238,221)          119,456        176,129            68,432           88,259

Net assets available for plan benefits:
  Beginning of year                              238,221                -         439,177           104,066          200,408
                                                 -------           -------        -------           -------          -------

  End of year                                   $     -           $119,456       $615,306          $172,498         $288,667
                                                 =======           =======        =======           =======          =======

                                              Vanguard           Cambridge                              Camco
                                            Wellington             Savings                          Financial
                                              Balanced        Certificates           Loan         Corporation
                                                  Fund          of Deposit           Fund               Stock             Total
Additions to net assets attributed to:
  Interest and dividends                      $ 22,908            $ 24,196        $    -             $  5,517        $  133,166
  Net appreciation (depreciation)               21,522                  -              -              (19,443)          107,229

  Contributions - employer                      11,511              13,739             -               17,297            91,609
  Contributions - participants'                 29,242              31,332             -               43,679           226,256
  Rollovers                                     14,650                 703             -               17,476            81,743
                                               -------             -------         ------             -------         ---------
         Total contributions                    55,403              45,774             -               78,452           399,608
                                               -------             -------         ------             -------         ---------

         Total additions                        99,833              69,970             -               64,526           640,003

Deductions from net assets attributed to:
  Benefit payments                              38,115              21,406          4,461               6,235           101,866
                                               -------             -------         ------             -------         ---------

Net increase (decrease) before transfers        61,718              48,564         (4,461)             58,291           538,137

Interfund transfers                            176,445             (79,459)         6,700              56,284                -
                                               -------             -------         ------             -------         ---------

Net increase (decrease)                        238,163             (30,895)         2,239             114,575           538,137

Net assets available for plan benefits:
  Beginning of year                                 -              408,975         56,671             138,262         1,585,780
                                               -------             -------         ------             -------         ---------

  End of year                                 $238,163            $378,080        $58,910            $252,837        $2,123,917
                                               =======             =======         ======             =======         =========


The accompanying notes are an integral part of these statements.
                                        8

             Camco Financial Corporation 401(k) Salary Savings Plan

                          NOTES TO FINANCIAL STATEMENTS

                        December 31, 1998, 1997 and 1996


NOTE A - DESCRIPTION OF PLAN

    The following description of the Camco Financial Corporation 401(k) Salary Savings Plan ("Plan") provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

    1.  General

    The Plan is a defined contribution plan covering all full-time employees of the Company who have one year of service (1,000 hours or more) and are age twenty-one or older. Effective July 31, 1997, the Plan was amended to remove any service or age requirement for deferral elections. The Plan was further amended to require one year of service (1,000 hours or more) to share in the matching Company contribution. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

    2.  Contributions

    Each year, participants may contribute up to 15 percent of pretax annual compensation, as defined in the Plan. Participants may also contribute amounts representing distributions from other qualified defined benefit or contribution plans. In 1995, the Company contributed 50 percent of the first four percent of base compensation that a participant contributed to the Plan. On July 1, 1996, the Plan sponsor amended the Plan so that the Company contributes 100 percent of the first three percent of base compensation and contributes 50 percent of the next two percent of base compensation.
    Contributions are subject to certain Internal Revenue Code ("IRC") limitations.

    During 1997, various participants received distributions from the Company's pension plan, which was terminated. Participants had the option of rolling these funds into the 401(k) Plan and direct them in various investment options. Total rollovers in 1998 were $722,083. Total rollovers in 1997, including those from the Company's Pension Plan, totaled $1,613,533.

    3.  Participant Accounts

    Each participant's account is credited with the participant's contribution and allocations of (a) the Company's contribution and, (b) Plan earnings. Allocations are based on each account balance, as defined. Forfeited balances of terminated participants' nonvested accounts are used to reduce future Company contributions. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

             Camco Financial Corporation 401(k) Salary Savings Plan

                        December 31, 1998, 1997 and 1996


NOTE A - DESCRIPTION OF PLAN (continued)

    4.  Vesting

    Participants are immediately vested in their contributions plus actual earnings thereon. Vesting in the Company's matching and discretionary contribution portion of their accounts plus actual earnings thereon is based on years of continuous service. A participant is 100 percent vested after five years of participation as follows:

                                                                  Vesting
    Year of Participation                                         Percent
         One year                                                   20%
         Two years                                                  40%
         Three years                                                60%
         Four years                                                 80%
         Five years                                                100%


    5.  Investment Options

    Upon enrollment in the Plan, a participant may direct contributions in various investment options.

     o Fidelity Blue Chip Growth Fund -- The fund invests approximately 60 percent of its assets in common stock of Blue Chip companies.

     o Acorn Fund -- An aggressive growth mutual fund that invests in primarily stocks of smaller companies.


     o Templeton Foreign Fund -- An aggressive growth mutual fund that invests primarily in stocks of foreign companies.


     o Vanguard Index Trust Fund -- A mutual fund that invests primarily in Blue Chip companies.

     o Vanguard Wellington Balanced Fund -- A mutual fund that seeks conservation of capital and reasonable income and invests in common stocks and preferred stock debt securities.

     o    Cambridge Savings Certificate of Deposit Fund -- Funds are invested in
          certificates   of  deposit  with  a  subsidiary  of  Camco   Financial
          Corporation.

     o Camco Financial Corporation Stock -- Funds are invested in stock of the Plan sponsor's Camco Financial Corporation common stock.

    Participants may change their investment options quarterly.

             Camco Financial Corporation 401(k) Salary Savings Plan

                        December 31, 1998, 1997 and 1996


NOTE A - DESCRIPTION OF PLAN (continued)

    6.  Participant Notes Receivable

    Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50 percent of their account balance. Loan transactions are treated as a transfer to (from) the investment fund from (to) the Loan Fund. Loan terms range from 1-5 years. The loans are secured by the balance in the participant's account and bear interest at a rate of 2% over the prime rate.

    7.  Payment of Benefits

    On termination of service due to death, disability or retirement, a participant will receive a lump-sum amount equal to the value of the participants' vested interest in his or her account. For termination of service due to other reasons, a participant may receive the value of the vested interest in his or her account as a lump-sum distribution.


NOTE B - SUMMARY OF ACCOUNTING POLICIES

    1.  Basis of Accounting

     The financial statements of the Plan are prepared under the accrual method of accounting.

    2.  Investment Valuation and Income Recognition

     The Plan's investments are stated at fair value. Participant notes receivable are valued at cost which approximates fair value.

     Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

     Investments that represent five percent or more of the Plan's net assets at December 31, 1998 and 1997 are separately identified.


                                                       1998                1997
    Camco Financial Corporation stock            $2,225,153         $   908,642
    Fidelity Blue Chip Growth Fund                  639,824             379,213
    Acorn Fund                                    1,257,233           1,019,827
    Templeton Foreign Fund                          215,383             340,484
    Vanguard Index Trust Fund                     1,040,260             754,594
    Vanguard Wellington Fund                        543,220             482,109
    Cambridge Savings Certificates
      of Deposit                                    914,191             921,297


    During 1998, 1997 and 1996, the Plan's investments (including investments bought, sold, and held during the year) appreciated in value by $232,098, $703,045 and $107,229, respectively.

             Camco Financial Corporation 401(k) Salary Savings Plan

                        December 31, 1998, 1997 and 1996


NOTE B - SUMMARY OF ACCOUNTING POLICIES (continued)

    3.  Payment of Benefits

    Benefits are recorded when paid.

    4.  Use of Estimates

    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent asset and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.


NOTE C - PLAN TERMINATION

    Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.


NOTE D - TAX STATUS

    The Internal Revenue Service has determined and informed the Company by a letter dated August 9, 1995, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. Therefore, they believe that the Plan was qualified and the related trust was tax-exempt as of the financial statement date.


NOTE E- ADMINISTRATIVE EXPENSES

    Administrative expenses of the Plan are paid by the Plan sponsor.


NOTE F - RELATED PARTY TRANSACTIONS

    The Plan offers participants the option of investing in shares of stock of the Plan sponsor, Camco Financial Corporation. The Plan also offers participants the option of investing in certificates of deposit with subsidiaries of Camco Financial Corporation and, therefore, these transactions qualify as party-in-interest.

                            SUPPLEMENTAL INFORMATION

             Camco Financial Corporation 401(k) Salary Savings Plan

                           Form 5500 E.I.N. 51-0110823
                                 Plan No. - 002

           Item 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                December 31, 1998


(a)             (b)                                                   (c)                            (d)                  (e)
         Identity of issue,                           Description of investment including
         borrower, lessor, or                         maturity date, rate of interest;                                  Current
         similar party                                collateral, par or maturity value              Cost                 value

         Common Stock                                               Shares
*          Camco Financial Corporation stock                        148,344                    $1,960,140            $2,225,153

         Mutual Funds
           Fidelity Blue Chip Growth Fund                            12,710                       475,947               639,824
           Acorn Fund                                                74,613                     1,107,094             1,257,233
           Templeton Foreign Fund                                    25,671                       258,753               215,383
           Vanguard Index Trust Fund                                  9,129                       639,531             1,040,260
           Vanguard Wellington Fund                                  18,508                       526,522               543,220
                                                                                                ---------             ---------
                                                                                                3,007,847             3,695,920

         Certificates of Deposit
*          Cambridge Savings Certificates of Deposit                                              803,350               803,350
*          First Federal Washington Court House                                                   110,841               110,841
                                                                                                ---------             ---------
                                                                                                  914,191               914,191

         U.S. Treasury Obligations
           Fidelity U.S. Treasury Income Portfolio                    38,520                       38,520                38,520

         Note Receivable
*          Participants' notes                                                                         -                 77,226
                                                                                                ---------             ---------

                                                                                               $5,920,698            $6,951,010
                                                                                                =========             =========



*  Party-in-interest
                                       14

             Camco Financial Corporation 401(k) Salary Savings Plan
                           Form 5500 E.I.N. 51-0110823
                                 Plan No. - 002
                 ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                          Year ended December 31, 1998

    (a)               (b)                            (c)          (d)      (e)           (f)         (g)        (h)         (i)
                                                                                                          Current value
Identity of                                                                             Expense             of asset on
party                                              Purchase     Selling    Lease  incurred with    Cost of  transaction       Net
involved     Description of asset                     price       price   rental    transaction      asset         date      gain
*            Camco Financial Corporation Stock
               Purchases                         $1,033,966    $     -      $ -            $ -  $1,033,966   $1,033,966  $     -
               Sales                                     -       91,893       -              -      71,021       91,893    20,872

             Fidelity Blue Chip Growth Fund
               Purchases                            203,593          -        -              -     203,593      203,593        -
               Sales                                     -       62,088       -              -      47,518       62,088    14,570

             Acorn Fund
               Purchases                            436,749          -        -              -     436,749      436,749        -
               Sales                                     -      203,837       -              -     163,562      203,837    40,275

             Vanguard Index Trust Fund
               Purchases                            200,418          -        -              -     200,418      200,418        -
               Sales                                     -      118,596       -              -      73,012      118,596    45,584

             Vanguard Wellington Fund
               Purchases                            256,604          -        -              -     256,604      256,604        -
               Sales                                     -      198,336       -              -     155,108      198,336    43,228










* Party-in-interest
                                       15